WeWork Reports Third Quarter 2022 Results
Revenue Increases 24% Year-over-Year
Extends Debt Maturity

NEW YORK, November 10, 2022 – WeWork Inc. (NYSE: WE) ("WeWork"), the leading global flexible space provider, disclosed financial results today for the three months ended September 30, 2022. Third quarter and other recent highlights include:

•Revenue for the third quarter was $817 million, an increase of 24% year-over-year. Revenue using the Company’s budgeted foreign exchange rates was $868 million, an increase of 33% year-over-year.
•Extended commitment for, and maturity date of, the $500 million Senior Secured Notes to March 2025.

“Our third quarter results illustrate how our disciplined and strategic approach to transforming our business and delivering holistic solutions for a new world of work are paying off. The long-term value of flexibility is clear and we remain focused on strengthening our business while navigating a volatile macroeconomic environment,” said Sandeep Mathrani, CEO and Chairman of WeWork. “As evidenced by our growth in revenue, reduced costs, optimized portfolio and reinforced balance sheet, we are leveraging all the tools at our disposal to continue executing against our goals.”

Third Quarter 2022 Consolidated Results

•Revenue for the third quarter was $817 million, an increase of 24% year-over-year. Revenue using the Company’s budgeted foreign exchange rates was $868 million, an increase of 33% year-over-year.
•Consolidated physical occupancy in the third quarter was 71%. Consolidated physical occupancy for mature buildings was 72%(1). Approximately 8,000 physical memberships and 7,000 workstations were added during the quarter.
•Net loss for the third quarter was $629 million. Net loss includes approximately $430 million related to non-cash expenses(2).
•Adjusted EBITDA was negative $105 million, a $251 million improvement year-over-year.

Company Debt Transaction:
The Company extended the commitment for, and the maturity date of, the $500 million Senior Secured Notes from February 2024 to March 2025, subject to terms and certain conditions. The Senior Secured Notes remained undrawn at the end of the third quarter.

Space-as-a-Service:

•Systemwide revenue was $943 million in the third quarter, a 21% increase year-over-year, making WeWork the largest co-working company in the world by revenue.
•As of September 30, 2022, WeWork's systemwide real estate portfolio consisted of 801 locations across 39 countries, supporting approximately 928,000 workstations and 671,000 physical memberships, equating to 72% physical occupancy, and an increase in physical memberships of 23% year-over-year.
•Systemwide gross workstation sales totaled 205,000 in the third quarter, or the equivalent of 12.3 million square feet sold(3). Systemwide new workstation sales were 87,000 in the third quarter or the equivalent of 5.2 million square feet sold(3).
•As of September 30, 2022, WeWork’s consolidated real estate portfolio consisted of 647 locations across 34 countries, which supported approximately 756,000 workstations and 536,000 physical memberships, equating to physical occupancy of 71%, and an increase in physical memberships of 24% year-over-year. Consolidated physical occupancy for mature buildings was 72%(1).
•On a consolidated basis, gross workstation sales totaled 162,000 in the third quarter of 2022, which equates to approximately 9.7 million square feet sold(3). Consolidated new workstation sales were 68,000 in the third quarter or the equivalent of 4.1 million square feet sold(3).
•Average revenue per physical member ("ARPM") of $477. ARPM using the Company's budgeted foreign exchange rates was $508, an increase of 6% year-over-year.

WeWork Access:
All Access and On-Demand consolidated memberships grew to 67,000 in the third quarter, an increase of 110% year-over-year. WeWork Access products generated $47 million of revenue in the third quarter, an increase of 135% year-over-year. Growth in All Access memberships yielded annual run rate revenue of approximately $185 million to $195 million.

WeWork Workplace:
In July, the Company launched its software solution, WeWork Workplace, to enable companies of all sizes to manage their space and workforce through one universal platform. Since its debut, over 100 companies have signed onto WeWork Workplace, comprising over 15,000 licenses.

Liquidity:
WeWork ended the third quarter of 2022 with cash, commitments, and access to liquidity of approximately $1.5 billion. This includes approximately $460 million of available cash and cash equivalents, $500 million of unissued Senior Secured Notes, and at least $500 million of secured debt covenant capacity.

Portfolio Optimization Update:
The Company continued its ongoing efforts to optimize and enhance its global real estate portfolio by executing deals for new locations and exiting underperforming assets. Systemwide, the Company entered into new management and revenue share agreements as well as traditional leases for over 20 new locations globally, comprising approximately 18,000 workstations, this year.

Subsequent to quarter end, the Company initiated plans to exit approximately 40 underperforming locations, comprised of approximately 41,000 workstations, in the U.S. that are mostly expected to occur in November. These closures are expected to reduce top-line revenue; however, they are expected to also reduce rent, tenancy and building operating expenses, and, once fully implemented, are expected to contribute approximately $140 million to annual Adjusted EBITDA.

Outlook:
The Company further streamlined its operations by reducing SG&A expense from approximately $800 million annually at the beginning of 2022 to a run rate of approximately $725 million annually.

The Company expects its fourth quarter revenue to be $870 million to $890 million, Adjusted EBITDA to be $(65 million) to $(85 million) and Adjusted EBITDA Attributable to WeWork, to be $(55 million) to $(75 million).

The Company expects full year revenue to be $3.35 billion to $3.37 billion, Adjusted EBITDA to be $(515 million) to $(535 million) and Adjusted EBITDA Attributable to WeWork, to be $(435 million) to $(455 million).

The guidance for revenue excludes the impact of fluctuations in foreign currency exchange rates from the Company's original budgeted foreign currency exchange rates. The guidance for Adjusted EBITDA is based on spot foreign currency exchange rates.

The Company's fourth quarter and full year guidance was impacted primarily by slower than expected growth in its operations in the USC and Japan regions, the impact of planned building exits and fluctuations in certain foreign currencies.

###
Source: We Work
Category: Investor Relations, Earnings

Investors
Kevin Berry
investor@wework.com
kevin.berry2@wework.com

Media
Nicole Sizemore
press@wework.com

About WeWork
WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become the leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; retail and credit market conditions; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of the COVID-19 pandemic and the conflict in Ukraine; our expectations regarding our exits of underperforming locations, including the timing of any such exits and our ability to retain our members; delays in customers and prospective customers returning to the office and taking occupancy as a result of the COVID-19 pandemic and the emergence of variants leading to a parallel delay in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork's inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted EBITDA, Free Cash Flow, and non-GAAP financial measures of foreign exchange (including on a forward-looking basis). These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that WeWork’s presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about WeWork. WeWork’s management uses forward-looking non-GAAP measures to evaluate WeWork’s projected financials and operating performance. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Non-GAAP Financial Definitions
Adjusted Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization (“Adjusted EBITDA”)
We supplement our GAAP results by evaluating Adjusted EBITDA, a non-GAAP measure. We define "Adjusted EBITDA" as net loss before income tax (benefit) provision, interest and other (income) expense, depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork's 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the Notes to the Consolidated Financial Statements included in our Quarterly Report for the quarter ended September 30, 2022, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets.

Adjusted EBITDA Attributable to WeWork
We also supplement our GAAP results by evaluating Adjusted EBITDA Attributable to WeWork, a non-GAAP measure. We define Adjusted EBITDA Attributable to WeWork as Adjusted EBITDA excluding noncontrolling interest stakes in JapanCo, LatamCo and other subsidiaries and including WeWork's share of Adjusted EBITDA from unconsolidated investments.

Free Cash Flow
We also supplement our GAAP results by evaluating Free Cash Flow, a non-GAAP measure. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company's condensed consolidated statements of cash flows and calculated in accordance with GAAP. Free Cash Flow is both a performance measure and a liquidity measure that we believe provides useful information to management and investors about the amount of cash generated by or used in the business. Free Cash Flow is also a key metric used internally by our management to develop internal budgets, forecasts, and performance targets.

Non-GAAP Financial Measures of Foreign Exchange
We supplement our GAAP financial results by evaluating our performance excluding the effect of foreign exchange, or by assessing our performance using the foreign exchange rates that we used to calculate certain forward-looking financial information, to facilitate period over period comparisons. We believe that the disclosure of our financial results on a budgeted foreign exchange basis is a useful supplemental measure of operating performance because it facilitates comparison of our current performance to our guidance provided by excluding the effects of foreign currency volatility. We calculate our budgeted foreign exchange results by translating the current quarter functional currency results at our budgeted foreign exchange rate, which is an estimated forward rate for each of our functional currencies determined during the fourth quarter of the prior fiscal year as part of our annual budgeting process. The presentation of financial results on a budgeted foreign exchange basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP.

Preliminary Financial Information
We report our financial results in accordance with U.S. generally accepted accounting principles. All projected financial information and metrics in this press release are preliminary. These estimates are not a comprehensive statement of our financial position and results of operations. There is no assurance that we will achieve our forecasted results within the relevant period or otherwise. Additionally, the timing of the approximately 40 planned building exits and the member retention rate set forth in this press release are estimates. It is possible that all of these planned exits do not occur during the fourth quarter of 2022, or at all.

(1) Consolidated physical occupancy for buildings that have been in operation for at least 18 months or are at least 70% occupied as of the reporting date.
(2) Non-cash expenses include depreciation, amortization, impairment, restructuring, certain expenses included in interest expense, stock-based compensation, and unrealized foreign currency loss.
(3) Square feet sold calculated by multiplying gross workstation sales by 60 square feet per workstation.

(Other key performance indicators (in thousands, except for revenue in millions and percentages)):	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Other key performance indicators:
Consolidated Locations(1)
Membership and service revenues	$809	$796	$744	$694
Workstation Capacity	756	749	746	746
Physical Memberships	536	528	501	469
All Access and Other Legacy Memberships	67	62	55	45
Memberships	603	589	555	514
Physical Occupancy Rate	71%	70%	67%	63%
Enterprise Physical Membership Percentage	47%	45%	46%	47%
Unconsolidated Locations(1)
Membership and service revenues(2)	$132	$134	$134	$133
Workstation Capacity	173	172	174	166
Physical Memberships	135	133	128	121
All Access and Other Virtual Memberships	1	—	—	—
Memberships	136	134	128	121
Physical Occupancy Rate	78%	77%	73%	73%
Systemwide Locations
Membership and service revenues(3)	$941	$930	$878	$827
Workstation Capacity	928	922	920	912
Physical Memberships	671	661	628	590
All Access and Other Legacy Memberships	68	62	55	46
Memberships	739	723	684	635
Physical Occupancy Rate	72%	72%	68%	65%

(1)     For certain key performance indicators the amounts we present are based on whether the indicator relates to a location for which the revenues and expenses of the location are consolidated within our results of operations ("Consolidated Locations") or whether the indicator relates to a location for which the revenues and expenses are not consolidated within our results of operations, but for which we are entitled to a management fee for our advisory services ("Unconsolidated Locations"). As of September 30, 2022, our India, China, Israel and certain Common Desk locations are our only Unconsolidated Locations.
(2)    Unconsolidated membership and service revenues represents the results of Unconsolidated Locations that typically generate ongoing management fees for the Company at a rate of 2.75-4.00% of applicable revenue.
(3)    Systemwide Location membership and service revenues represents the results of all locations regardless of ownership.

WEWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(Amounts in millions, except share and per share amounts)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$460	$924
Accounts receivable and accrued revenue, net of allowance of $17 as of September 30, 2022 and $63 as of December 31, 2021	103	130
Prepaid expenses	149	180
Other current assets	154	238
Total current assets	866	1,472
Property and equipment, net	4,655	5,374
Lease right-of-use assets, net	11,257	13,052
Restricted cash	7	11
Equity method and other investments	62	200
Goodwill	682	677
Intangible assets, net	83	57
Other assets (including related party amounts of $412 as of September 30, 2022 and $596 as of December 31, 2021)	727	913
Total assets	$18,339	$21,756
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$496	$621
Members’ service retainers	419	421
Deferred revenue	138	120
Current lease obligations	892	893
Other current liabilities	149	78
Total current liabilities	2,094	2,133
Long-term lease obligations	15,569	17,926
Unsecured notes payable (including amounts due to related parties of $1,650 as of September 30, 2022 and December 31, 2021)	2,200	2,200
Warrant liabilities, net	2	16
Long-term debt, net	1,005	666
Other liabilities	224	228
Total liabilities	21,094	23,169
Commitments and contingencies
Redeemable noncontrolling interests	(14)	36

WEWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS – (CONTINUED)
(UNAUDITED)

	September 30,	December 31,
(Amounts in millions, except share and per share amounts)	2022	2021
Equity
WeWork Inc. shareholders' equity (deficit):
Preferred stock; par value $0.0001; 100,000,000 shares authorized, zero issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock Class A; par value $0.0001; 1,500,000,000 shares authorized, 709,752,947 shares issued and 706,808,735 shares outstanding as of September 30, 2022, and 1,500,000,000 shares authorized, 705,016,923 shares issued and 702,072,711 shares outstanding as of December 31, 2021	—	—
Common stock Class C; par value $0.0001; 25,041,666 shares authorized, 19,938,089 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Treasury stock, at cost; 2,944,212 shares held as of September 30, 2022 and December 31, 2021	(29)	(29)
Additional paid-in capital	12,377	12,321
Accumulated other comprehensive income (loss)	343	(31)
Accumulated deficit	(15,723)	(14,143)
Total WeWork Inc. shareholders' deficit	(3,032)	(1,882)
Noncontrolling interests	291	433
Total equity	(2,741)	(1,449)
Total liabilities and equity	$18,339	$21,756

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in millions, except share and per share amounts)	2022	2021	2022	2021
Revenue	$817	$661	$2,397	$1,852
Expenses:
Location operating expenses—cost of revenue (exclusive of depreciation and amortization of $148 and $162 for the three months ended and $455 and $508 for the nine months ended September 30, 2022 and 2021, respectively, shown separately below)	730	752	2,202	2,351
Pre-opening location expenses	23	40	108	117
Selling, general and administrative expenses	181	234	578	734
Restructuring and other related (gains) costs	(34)	16	(190)	482
Impairment expense	97	88	224	629
Depreciation and amortization	156	171	485	535
Total expenses	1,153	1,301	3,407	4,848
Loss from operations	(336)	(640)	(1,010)	(2,996)
Interest and other income (expense), net:
Income (loss) from equity method and other investments	(10)	5	(13)	(19)
Interest expense (including related party expenses of $84 and $104 for the three months and $307 and $288 for the nine months ended September 30, 2022 and 2021, respectively	(116)	(121)	(388)	(339)
Interest income	3	6	6	14
Foreign currency gain (loss)	(167)	(103)	(368)	(141)
Gain (loss) from change in fair value of warrant liabilities (including related party financial instruments of none and $7 for the three months and none and $(343) for the nine months ended September 30, 2022 and 2021, respectively	—	7	10	(343)
Total interest and other income (expense), net	(290)	(206)	(753)	(828)
Pre-tax loss	(626)	(846)	(1,763)	(3,824)
Income tax benefit (provision)	(3)	2	(5)	(5)
Net loss	(629)	(844)	(1,768)	(3,829)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	10	42	46	106
Noncontrolling interest — equity	51	—	142	(1)
Net loss attributable to WeWork Inc.	$(568)	$(802)	$(1,580)	$(3,724)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.75)	$(5.50)	$(2.08)	$(25.79)
Diluted	$(0.75)	$(5.50)	$(2.08)	$(25.79)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	762,385,436	145,995,136	761,219,635	144,376,771

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(Amounts in millions)	2022	2021
Cash Flows from Operating Activities:
Net loss	$(1,768)	$(3,829)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	485	535
Impairment expense	224	629
Non-cash transaction with principal shareholder	—	428
Stock-based compensation expense	39	164
Issuance of stock for services rendered, net of forfeitures	—	(2)
Non-cash interest expense	199	158
Provision for allowance for doubtful accounts	2	20
(Income) loss from equity method and other investments	13	19
Distribution of income from equity method and other investments	47	3
Foreign currency (gain) loss	368	141
Change in fair value of financial instruments	(10)	343
Changes in operating assets and liabilities:
Operating lease right-of-use assets	882	1,161
Current and long-term lease obligations	(1,113)	(1,252)
Accounts receivable and accrued revenue	6	(11)
Other assets	53	(37)
Accounts payable and accrued expenses	(104)	33
Deferred revenue	28	(38)
Other liabilities	1	(6)
Deferred income taxes	3	2
Net cash provided by (used in) operating activities	(645)	(1,539)
Cash Flows from Investing Activities:
Purchases of property, equipment and capitalized software	(270)	(232)
Change in security deposits with landlords	1	4
Proceeds from asset divestitures and sale of investments, net of cash divested	42	11
Contributions to investments	(6)	(27)
Distributions from investments	18	—
Cash used for acquisitions, net of cash acquired	(9)	—
Net cash provided by (used in) investing activities	(224)	(244)

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED) – (CONTINUED)

	Nine Months Ended September 30,
(Amounts in millions)	2022	2021
Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(6)	(3)
Proceeds from unsecured related party debt	—	1,000
Proceeds from issuance of debt	350	699
Repayments of debt	(5)	(357)
Debt and equity issuance costs	(17)	—
Proceeds from exercise of stock options and warrants	5	2
Taxes paid on withholding shares	(1)	—
Distribution to noncontrolling interests	(3)	—
Issuance of noncontrolling interests	32	30
Payments for contingent consideration and holdback of acquisition proceeds	(1)	(2)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	5	12
Additions to members’ service retainers	319	330
Refunds of members’ service retainers	(271)	(292)
Net cash provided by (used in) financing activities	407	1,419
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(6)	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	(468)	(365)
Cash, cash equivalents and restricted cash—Beginning of period	935	854
Cash, cash equivalents and restricted cash—End of period	$467	$489

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three months ended September 30,		Nine Months Ended September 30,
(Amounts in millions)	2022	2021	2022	2021
Net loss(1)	$(629)	$(844)	$(1,768)	$(3,829)
Income tax (benefit) provision(1)	3	(2)	5	5
Interest and other (income) expenses, net(1),(2)	290	206	753	828
Depreciation and amortization(1)	156	171	485	535
Restructuring and other related costs(1),(2)	(34)	16	(190)	482
Impairment expense(1)	97	88	224	629
Stock-based compensation expense(3)	13	4	39	62
Other, net(4)	(1)	5	1	37
Adjusted EBITDA	$(105)	$(356)	$(451)	$(1,251)

(1)As presented on our condensed consolidated statements of operations.
(2)Includes non-cash interest expense of $50 million included in Interest and other (income) expenses, net and non-cash gains of $(53) million included in Restructuring and other related costs during the three months ended September 30, 2022.
(3)Represents the non-cash expense of our equity compensation arrangements for employees, directors, and consultants.
(4)Other, net includes stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves or settlements, legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the notes to the consolidated financial statements included in our Form 10-Q, filed on August 8, 2022, net of any insurance or other recoveries, and expense related to mergers, acquisitions, divestitures and capital raising activities, all as included in selling, general and administrative expenses on the condensed consolidated statements of operations.
A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth below:

	Nine Months Ended September 30,
(Amounts in millions)	2022	2021
Net cash provided by (used in) operating activities (1)	$(645)	$(1,539)
Less: Purchases of property, equipment and capitalized software (1),(2)	(270)	(232)
Free Cash Flow	$(915)	$(1,771)

(1)     As presented on our condensed consolidated statements of cash flows.
(2)    The prior years' financial information has been reclassified to conform to the current year presentation for the aggregation of Capitalized software of $39 million and $29 million during the nine months ended September 30, 2022 and 2021, respectively, and Purchases of property and equipment into one financial statement line item, "Purchases of property, equipment and capitalized software".
A reconciliation of total revenue, the most comparable GAAP measure, to budgeted foreign exchange revenue is set forth below:

	Three Months Ended September 30,
(Amounts in millions)	2022	2021
Total revenue(1)	$817	$661
FX Impact(2)	51	(6)
Budgeted foreign exchange revenue	$868	$655

(1)     As presented on our condensed consolidated statements of operations.
(2)    Calculated by translating the current quarter functional currency revenue at our budgeted foreign exchange rate, which is an estimated forward rate for each of our functional currencies determined during the fourth quarter of the prior fiscal year as part of our annual budgeting process.